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                                                               EXHIBIT 23.6


     INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of CUC International Inc. on Form S-3 of our report dated March 13, 1995 (relating to the financial statements of Advance Ross Corporation as of December 31, 1994 and for the years ended December 31, 1994 and 1993, not presented separately therein), appearing in the CUC International Inc. Form 8-K (filed with the Securities and Exchange Commission on September 17, 1996), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



     DELOITTE & TOUCHE LLP
     Chicago, Illinois

     October 4, 1996





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